Resignation

1212012004 7:10:05 PM Central Standard Time

shane@javelinadvisory.com
charlesbitters@aol.com
speacock@nicholasinvestments.com

Charles:

Please accept this notice of my resignation from the Board of Directors of American Energy Production, Inc. effectively immediately (December 20, 2004). I would like to remind you that you are under the obligation to, notify the SEC of my resignation by filing, a Form 8-K within four days. Also, you will need to find another independent director so that your board is compliant with the Investment Company Act. Thank you for the opportunity to have served on your Board, despite the brief period.

Best Regards, Shane Traveller

Tuesday, December 21, 2004 America Online: Charles J. Bitters